UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported):  November 28, 2012

CNS RESPONSE, INC.

(Exact name of Company as specified in its charter)

Delaware	0-26285	87-0419387
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

85 Enterprise, Suite 410

Aliso Viejo, CA 92656

(Address of principal executive offices)

(714) 545-3288

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 28 through 30, 2012, CNS Response, Inc. (the “Company”) issued to 7 accredited investors secured convertible promissory notes (the “October 2012 Bridge Notes”) in an aggregate principal amount of $1,010,000 for gross proceeds to the Company of $1,010,000. The notes were issued under the Amended and Restated Note Purchase Agreement, dated as of October 19, 2012, between the Company and the investors party thereto (the “Bridge Financing Purchase Agreement”) in connection with a $2 million bridge financing (the “Bridge Financing”). Of such aggregate principal amount, $500,000 were sold to director John Pappajohn (of which $200,000 were exchanged for nonconvertible demand notes held by Mr. Pappajohn), $50,000 to CEO George Carpenter and $460,000 to individuals associated with Mr. Pappajohn.

The October 2012 Bridge Notes mature on the later of October 1, 2013 or one year from the date of issuance (subject to earlier conversion or prepayment), earn interest at a rate of 9% per year with interest payable at maturity, are convertible into shares of common stock of the Company at a conversion price of $0.04718 and are secured by a first position security interest in the Company’s assets, with the security interest of all previously outstanding convertible promissory notes subordinated. The conversion price is subject to adjustment upon (1) the subdivision or combination of, or stock dividends paid on, the common stock; (2) the issuance of cash dividends and distributions on the common stock; and (3) the distribution of other capital stock, indebtedness or other non-cash assets. The October 2012 Bridge Notes are convertible at any time at the option of their holders. The October 2012 Bridge Notes can be declared due and payable upon an event of default, defined in the October 2012 Bridge Notes to occur, among other things, if the Company fails to pay principal and interest when due, in the case of voluntary or involuntary bankruptcy or if the Company fails to perform any covenant or agreement as required by the October 2012 Bridge Notes or materially breaches any representation or warranty in the October 2012 Bridge Notes or the Bridge Financing Purchase Agreement. Among the restrictive covenants imposed on the Company pursuant to the Bridge Financing Purchase Agreement is a covenant not to borrow, guaranty or otherwise incur indebtedness that is senior or pari passu with the October 2012 Bridge Notes in excess of $250,000, and a covenant not to effect a merger, reorganization, or sell, exclusively license or lease, or otherwise dispose of any assets of the Company with a value in excess of $20,000, other than in the ordinary course of business.

Including the November 28 through 30, 2012 closing, the Company has now issued October 2012 Bridge Notes in the aggregate principal amount of $2.0 million. As such, the consents to the Bridge Financing obtained from holders of previously outstanding convertible promissory notes have now taken effect, since the Company has raised more than $1.35 million in the Bridge Financing. Such consents had been given pursuant to the terms of the Amended and Restated Consent, Note Amendment and Warrant Forfeiture Agreement, dated as of October 24, 2012 (the “Consent Agreement”), between the Company and the holders of at least a majority in aggregate principal amount outstanding (“Majority Holders”) of each tranche of the Company’s secured convertible promissory notes issued in October and November 2010 (the “October 2010 Notes”), secured convertible promissory notes issued between January and April 2011 (the “January 2011 Notes”), secured convertible promissory notes issued between October 2011 and January 2012 (the “October 2011 Notes”) and an unsecured convertible promissory note issued in February 2012 (the “February 2012 Note”). As a result, all of such notes were amended to (a) extend the maturity date of October 1, 2013, (b) set the conversion price at $1.00, subject to adjustment as provided in the notes (except that the conversion price of the October 2011 Notes in the case of conversion upon a qualified offering was only amended for those holders who signed the Consent Agreement) and (c) remove full-ratchet anti-dilution protection. In addition, each holder signing the Consent Agreement forfeited the warrants he or she received in connection with the issuance of the notes, and consented to the Bridge Financing, the issuance of the October 2012 Bridge Notes and to the subordination of their notes to the Bridge Notes.

The description of the terms of the October 2012 Bridge Notes and the Bridge Financing Purchase Agreement is incorporated herein by reference to Item 2.03 of the Company’s Current Report on Form 8-K filed on November 9, 2012 (the “November 8-K”) and is qualified in its entirety by reference to the forms of note and agreement attached thereto as Exhibits 4.1 and 10.1, respectively, incorporated herein by reference. The description of the terms of the Consent Agreement is qualified in its entirety by reference to the Form of Consent Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein. The description of the terms of the second amended and restated security agreement, dated as of August 16, 2012, between the Company and David Jones, as administrative agent for the secured parties (the “Second Amended and Restated Security Agreement”) is incorporated herein by reference to Item 2.03 of the Company’s Current Report on Form 8-K filed on August 24, 2012 (the “August 8-K”) and is qualified in its entirety by reference to the form of Second Amended and Restated Security Agreement, filed as Exhibit 10.2 to the August 8-K, incorporated herein by reference.

As a condition to the investment in the Bridge Financing by Equity Dynamics, Inc. (“Equity Dynamics”), an entity owned by the Company’s director John Pappajohn, and SAIL Capital Partners, one of the Company’s principal stockholders, the Company entered into separate letter agreements with Equity Dynamics and SAIL Capital Partners (collectively, the “Governance Agreements”). Pursuant to these letter agreements, the Company agreed, subject to providing required notice to stockholders, to appoint a certain number of persons nominated by Equity Dynamics and SAIL Capital Partners to the Company’s Board of Directors and to create vacancies for that purpose, if necessary. The number of persons to be nominated by Equity Dynamics and SAIL Capital Partners pursuant to this provision is four and three, respectively. In addition, at each meeting of stockholders of the Company at which directors are nominated and elected, the Company agreed to nominate for election four designees of Equity Dynamics and three designees of SAIL Capital Partners and to take all necessary action to support their election and oppose any challenges to such designees. Under the terms of the agreement, the Company may not increase the number of directors to more than seven without the consent of Equity Dynamics and SAIL Capital Partners. The Governance Agreements terminate in the event of the sale of substantially all of the Company’s assets or a change of control, or upon any issuance of securities by the Company to parties not including Equity Dynamics and SAIL Capital Partners, from which the Company receives gross proceeds of at least $10 million. The description of the Governance Agreements is qualified in its entirety by reference to the forms of such agreements attached hereto as Exhibits 10.2 and 10.3 and incorporated by reference herein.

In connection with the November 28, 2012 closing of the Bridge Financing, the Company also entered into Employment Compensation Forfeiture and Exchange Agreements (“Forfeiture and Exchange Agreements”) with three of its executive officers, George Carpenter, Paul Buck and Michael Darkoch. Pursuant to these agreements, the executives agreed to waive receipt of and release the Company from the payment of 50% of their salaries accrued from August 31, 2010 to September 30, 2012 (amount waived was $56,250 for George Carpenter, $66,083 for Paul Buck and $43,333 for Michael Darkoch), in consideration for which the Company agreed to issue to such executives a certain number of shares of its common stock 56,250 for George Carpenter, 66,083 for Paul Buck and 43,333 for Michael Darkoch). Any remaining accrued salary remains outstanding and shall be paid (i) from time to time at the discretion of the Board of Directors to the extent the Board of Directors determines that such payment will not jeopardize the ability of the Company to continue as a going concern; or (ii) upon the closing of any single financing transaction (including a single financing transaction that contemplates multiple closings) in which the Company receives proceeds of $5 million or more. Additionally, where applicable, the executives agreed to waive receipt of and release the Company from the payment of any previously approved bonus award. Under the agreements, the Company agreed to indemnify the executives for all federal and state income tax payable and actually paid by the executive related directly to the receipt of the common stock, the per share value of which is not expected to be more than the conversion price of the new notes which is $0.04718 per share. The description of the Forfeiture and Exchange Agreements is qualified in its entirety by reference to the form of such agreements attached hereto as Exhibit 10.4 and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Bridge Financing, the October 2012 Bridge Notes and the Bridge Financing Purchase Agreement is incorporated by reference to Item 1.01 hereof and to Item 2.03 of the November 8-K, and is qualified in its entirety by reference to the forms of note and agreement attached as Exhibits 4.1 and 10.1 to the November 8-K, respectively, incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the Bridge Financing, the October 2012 Bridge Notes and the Bridge Financing Purchase Agreement is incorporated by reference to Item 1.01 hereof and to Item 2.03 of the November 8-K, and is qualified in its entirety by reference to the forms of note and agreement attached as Exhibits 4.1 and 10.1 to the November 8-K, respectively, incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company’s directors George Carpenter, George Kallins, David Jones, and Maurice DeWald resigned from the Board of Directors of the Company and its committees effective November 30, 2012. Mr. Carpenter retains his position as Chief Executive Officer of the Company.

Effective November 28, 2012, the Board of Directors of the Company appointed Walter Schindler to the Board. Mr. Schindler is one of four managing members of SAIL Venture Partners, LLC and managing member of SAIL Holdings, LLC, and three other SAIL-affiliated entities that have or share investment and voting control over 215,703 shares of the Company’s common stock, and hold convertible promissory notes in an aggregate principal amount of $1,440,000, convertible into 5,277,129 shares of the Company’s common stock. Mr. Schindler was appointed to the Board in accordance with the Company’s obligations under its Governance Agreement with SAIL Capital Partners, which is described in Item 1.01 hereof.

The information required to be disclosed pursuant to Item 404(a) of Regulation S-K is incorporated by reference herein to Item 1.01 hereof, Item 2.03 of the August 8-K and the section “Related Party Transactions - Certain Relationships and Related Transactions - Transactions with SAIL Venture Partners LP” in Amendment No. 7 to the Company’s registration statement on Form S-1, filed on June 18, 2012.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Form of Consent Agreement.

Exhibit 10.2 Form of Governance Agreement with Equity Dynamics, Inc.

Exhibit 10.3 Form of Governance Agreement with SAIL Capital Partners.

Exhibit 10.4 Form of Forfeiture and Exchange Agreement.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Response, Inc.

	By:	/s/ Paul Buck
December 4, 2012		Paul Buck
Chief FinancialOfficer